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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 30, 2003
                              (September 26, 2003)

                            ARKANSAS BEST CORPORATION
                            -------------------------

             (Exact name of registrant as specified in its charter)

       Delaware                       0-19969                   71-0673405
----------------------          -------------------       ----------------------
    (State or other                 (Commission                (IRS Employer
    jurisdiction of                File Number)             Identification No.)
   incorporation or
     organization)

                             3801 Old Greenwood Road
                           Fort Smith, Arkansas 72903
                                 (479) 785-6000

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   (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Arkansas Best Corporation ("the Company") issued a press release dated September 30, 2003 announcing that it has amended and restated its existing three year $225 million Credit Agreement ("Credit Agreement") dated as of May 15, 2002 with Wells Fargo Bank Texas, National Association as Administrative Agent and Lead Arranger, and Fleet National Bank and Suntrust Bank as Co-Syndication Agents, and Wachovia Bank, National Association as Documentation Agent. The Amended and Restated Credit Agreement dated as of September 26, 2003 among Wells Fargo Bank, National Association as Administrative Agent and Lead Arranger, and Fleet National Bank and Suntrust Bank as Co-Syndication Agents, and Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, LTD. as Co-documentation Agents, extended the original maturity date for two years, to May 15, 2007. The Amended and Restated Credit Agreement is being filed herein.

ITEM 7. EXHIBITS.

10.1 $225 million Amended and Restated Credit Agreement dated as of September 26, 2003 among Wells Fargo Bank, National Association as Administrative Agent and Lead Arranger, and Fleet National Bank and Suntrust Bank as Co-Syndication Agents, and Wachovia Bank, National Association and The Bank of
Tokyo-Mitsubishi, LTD. as Co-documentation Agents.

99.1 Press release of Arkansas Best Corporation dated September 30, 2003.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ARKANSAS BEST CORPORATION

                                  (Registrant)

Date: September 30, 2003                 /s/ David E. Loeffler
                                         -----------------------
                                         David E. Loeffler,
                                         Vice President- Chief Financial Officer
                                           and Treasurer